EXHIBIT 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                    FISCAL YEAR                       FIRST     FIRST
                                 -------------------------------------------------    QUARTER   QUARTER
                                  1991       1992      1993      1994       1995       1995      1996
                                 -------    ------    ------    -------    -------    ------    ------
                                              (DOLLARS IN THOUSANDS)
Operating income less interest
expense.......................   $ 9,487    $3,238    $8,620    $12,037    $21,189    $2,894    $8,316
Equity income (loss)..........       856      (297)       13        529      3,393       440       311
                                 -------    ------    ------    -------    -------    ------    ------
Income before income taxes and
extraordinary items...........    10,343     2,941     8,633     12,566     24,582     3,334     8,627
Fixed charges:
Interest expense..............       634       473       401        401        401       101       128
Amortization of bond issue
costs.........................         7        14        21         21         21         5         5
Interest expense on rental
expense.......................       576       401       194        144        128        27        31
                                 -------    ------    ------    -------    -------    ------    ------
    Total fixed charges.......     1,217       888       616        566        550       133       164
                                 -------    ------    ------    -------    -------    ------    ------
                                 -------    ------    ------    -------    -------    ------    ------
Income before income taxes,
  extraordinary items and
  fixed charges...............    11,560     3,829     9,249     13,132     25,132     3,467     8,791
                                 -------    ------    ------    -------    -------    ------    ------
                                 -------    ------    ------    -------    -------    ------    ------
Ratio of earnings to fixed
charges.......................       9.5       4.3      15.0       23.2       45.7      26.1      53.5
                                 -------    ------    ------    -------    -------    ------    ------
                                 -------    ------    ------    -------    -------    ------    ------
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